Exhibit 10.6

LOAN AND SECURITY AGREEMENT

[MAIN STREET PRIORITY LOAN FACILITY]

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of this 8th day of December, 2020, by and between VENUS CONCEPT USA INC., a Delaware corporation, whose address is 1880 N. Commerce Parkway, Suite 2, Weston, Florida 33326 (the “Borrower”), and CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns (the “Lender”), whose address is 100 S.E. 2nd Street, 13th Floor, Miami, Florida 33131.

RECITALS

A. Borrower has requested and Lender has agreed to make a term loan to Borrower in the original principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00) (the “Loan”), to provide additional credit assistance to the Borrower in order to maintain or reinstate ongoing operations and payroll as a result of the COVID-19 pandemic, pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System under Section 13(3) of the Federal Reserve Act, and subject to the terms and conditions contained in this Agreement.

B. Borrower and Lender have negotiated the terms and conditions of, and wish to enter into, this Agreement in order to set forth the terms and conditions of the Loan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Borrower and Lender agree as follows:

1. DEFINITIONS. As used in this Agreement the terms listed below shall have the following meanings unless otherwise required by the context:

(a) Bank Product Obligations: Shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by an Obligor or any subsidiary of an Obligor to the Lender or any affiliate of the Lender pursuant to or evidenced by certain cash management service agreements entered into from time to time by an Obligor or any subsidiary of an Obligor with the Lender or any affiliate of the Lender concerning Bank Products and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

(b) Bank Products: Shall mean any service or facility extended to an Obligor or any subsidiary of an Obligor by the Lender or any affiliate of the Lender, including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, or (f) cash management, including controlled disbursement, accounts or services.

(c) Borrower Certification: That certain Main Street Priority Loan Facility Borrower Certifications and Covenants dated as of even date herewith, from Borrower in favor of Lender, as the same may be amended or modified from time to time.

(d) Capital Lease(s): Means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real and personal property by such Person that is accounted for as a capital lease on the balance sheet of such Person.

(e) CARES Act: The Coronavirus Aid, Relief, and Economic Security Act.

(f) Change of Control: A change of ownership in excess of fifty-one percent (51%) of the ownership interests of Borrower or Guarantor.

(g) Collateral: Shall have the meaning ascribed to such term in Section 4 hereof. Collateral shall not include Excluded Property.

(h) EBITDA: The sum of earnings before interest, taxes, depreciation, and amortization.

(i) Excluded Property: Means, with respect to Borrower: (a) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a lien is not governed by the UCC and (b) any permit, lease, license, contract or other agreement if the grant of a security interest in such permit, lease, license, contract or other agreement in the manner contemplated by the Loan Documents, under the terms thereof or under applicable law or regulation, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter Borrower’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that, (i) any such limitation described in the foregoing clause (b) on the security interests granted under the Loan Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the UCC that has the effect of permitting the grant of a security interest and preventing any termination, acceleration or alteration of Borrower’s rights, titles and interests thereunder as a result of such grant of a security interest and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable law, regulation, permit, lease, license, contract or other agreement, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license, contract or other agreement shall be automatically and simultaneously granted under the Loan Documents and such permit, lease, license, contract or other agreement shall be included as Collateral.

(j) Facility: The Main Street Priority Loan Facility, which has been authorized under Section 13(3) of the Federal Reserve Act.

(k) FAQS: The Main Street Lending Program Frequently Asked Questions as published by the Board of Governors of the Federal Reserve System, as the same may be amended or modified from time to time.

(l) Financing Statement(s): The financing statement(s) from Borrower to Lender to perfect Lender’s security interest in the Collateral.

(m) GAAP: Generally accepted accounting principles consistently applied, as adopted in the United States, and as amended from time to time.

(n) Governmental Assignee: Shall have the meaning ascribed to such term in the instructions to the Borrower Certification.

(o) Governmental Authority: Any governmental or quasi-governmental authority, agency, authority, board, commission, or governing body authorized by federal, state or local laws or regulations as having jurisdiction over the Lender or the Borrower or the Guarantor.

(p) Guarantor: VENUS CONCEPT USA INC., a Delaware corporation, and any other individual or entity now or hereafter guaranteeing the Loan.

(q) Guaranty: That certain Guaranty of Payment and Performance dated as of even date herewith from Guarantor in favor of Lender, as the same may be amended or modified from time to time.

(r) Loan: That certain term loan in the amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00), made pursuant to the Facility, as evidenced by the Note and other Loan Documents as provided herein.

(s) Loan Documents: Any and all documents evidencing, securing, or executed in connection with the Loan, including, without limitation, the Note, this Agreement, the Borrower Certification, the Guaranty, and the Financing Statements.

(t) Madryn Debt: Means the indebtedness outstanding under those certain secured subordinated convertible notes issued by Borrower pursuant to that certain Securities Exchange and Registration Rights Agreement dated as of the date hereof by and among Borrower, the Guarantors (as defined therein), each Investor (as defined therein) party thereto and MADRYN HEALTH PARTNERS, LP, in the principal amount of $26,695,110.54, which indebtedness is guaranteed by Borrower pursuant to that certain Guaranty and Security Agreement to be dated as of the date of funding of the Loan.

(u) Mortgage Debt: Shall have the meaning given to such term in the FAQS.

(v) Note: That certain Promissory Note dated as of even date herewith from Borrower in favor of Lender in the principal amount of $50,000,000.00, as the same may be amended, restated, modified or replaced from time to time.

(w) Obligations: Shall mean all loans, advances and other financial accommodations made or extended by Lender to an Obligor, including, without limitation, those arising pursuant to the Note and the Loan Agreement, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Lender under the Loan Documents, any expenses incurred by the Lender under the Loan Documents and any and all other liabilities and obligations of an Obligor to the Lender, including any reimbursement obligations of an Obligor to Lender in respect of any letter of credit issued by the Lender for the account of an Obligor and surety bonds, and all Bank Product Obligations of an Obligor, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

(x) Obligor: Shall mean the Borrower, any subsidiary of the Borrower, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

(y) Permitted Debt: Shall mean (i) the Loan, (ii) the endorsement of checks for collection in the ordinary course of business, (iii) debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due, (iv) unsecured intercompany debt, (v) Mortgage Debt, (vi) any existing debt owed by Borrower or to Lender, (vii) purchase money debt (including obligations in respect of Capital Leases) hereafter incurred by Borrower to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided, that, (x) the total of all such debt for Borrower taken together shall not exceed an aggregate principal amount of $500,000.00 at any one time outstanding, (y) such debt when incurred shall not exceed the purchase price of the asset(s) financed and (z) no such debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, (viii) unsecured debt in respect of netting services, overdraft protections, employee credit cards programs, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and debt arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that, the aggregate outstanding principal amount of such debt shall not at any time exceed $750,000.00, (ix) unsecured debt subordinated upon terms reasonably satisfactory to Lender in all respects, and (x) the Madryn Debt.

(z) Permitted Liens: Shall mean (i) liens securing obligations under the Loan; (ii) liens on real property in connection with loans with respect to which substantially all of the proceeds were used for acquisition, construction, fit-out, and/or renovation of such property; (iii) liens securing Permitted Debt that are junior or pari-passu to any lien securing the Loan; (iv) liens on receivables assets and related assets incurred in connection with a receivables facility, provided that such debt is secured only by the newly acquired property; (v) liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith; (vi) statutory liens securing claims or demands of materialmen, suppliers, producers, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties; (vii) liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than liens imposed by ERISA); (viii) liens that are rights of set-off, bankers’ liens or similar non-consensual liens relating to deposit or securities accounts in favor of banks, other depositary institutions and securities intermediaries arising in the ordinary course of business of Borrower; (ix) liens on limited recourse equipment financings (including equipment capital or finance leasing and purchase money equipment loans) secured only by the acquired equipment; (x) deposits to secure the performance of bids, trade contracts and leases (other than indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (xi) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (xii) liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default; (xiii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; (xiv) liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (xv) reservations, limitations, provisos and conditions expressed in any original grants from the crown or other grants of real or immovable property, or interest therein, which do not materially affect the use of the affected land for the purpose for which it was used by that Person; (xvi) security given to a public utility or Governmental Authority when required by such utility or authority (excluding, for the avoidance of doubt, security in connection with Indebtedness for borrowed money) in connection with the operations of that Person in the ordinary course of its business provided that such security does not materially impair the use of the affected property for the purpose for which it was used by that Person; and (xvii) liens arising from precautionary UCC financing statements or similar filings under applicable law regarding operating leases entered into by the Borrower in the ordinary course of business.

(aa) Person: A natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

(bb) SPV: MS FACILITIES LLC, a Delaware limited liability company.

(cc) UCC: Shall mean the Uniform Commercial Code in effect in the State of Delaware from time to time. Any term used in this Agreement and in any Financing Statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the UCC.

(dd) Unmatured Event of Default: Any event that, if it continues uncured, will, with lapse of time or notice, or both, constitute an Event of Default hereunder and under the other Loan Documents.

2. LOAN. All Loan proceeds under the Note shall be funded within three (3) business days of the date of the Commitment Letter (as defined in Section 6(gg) below).

3. EXPENSES: Borrower shall pay all fees and charges incurred in the procuring and making of the Loan and all other expenses incurred by Lender during the term of the Loan, including without limitation, Florida Documentary Stamp Taxes, if applicable, and the fees of the attorneys for Lender. The Borrower shall also pay any and all insurance premiums, taxes, assessments, and other charges, liens and encumbrances upon the Collateral. Such amounts, unless sooner paid, shall be paid from time to time as Lender shall request either to the Person to whom such payments are due or to Lender if Lender has paid the same.

4. SECURITY AGREEMENT.

(a) Security for Obligations. As security for the payment and performance of the Obligations, the Borrower does hereby pledge, assign, transfer, deliver and grant to the Lender, for its own benefit and as agent for its affiliates, a continuing and unconditional security interest in and to any and all property of the Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(i) all property of, or for the account of, the Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Lender or any agent or bailee for the Lender or any parent, affiliate or subsidiary of the Lender or any participant with the Lender in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(ii) the additional property of the Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Borrower’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

1. All Accounts and all Goods whose sale, lease or other disposition by the Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrower, or rejected or refused by an Account Debtor;

2. All Inventory, including raw materials, work-in-process and finished goods;

3. All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

4. All Software and computer programs;

5. All Securities, Investment Property, Financial Assets and Deposit Accounts;

6. All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

7. All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

Notwithstanding anything to the contrary set forth herein, Collateral shall not include any Excluded Property.

(b) Possession and Transfer of Collateral. Until an Event of Default has occurred hereunder, the Borrower shall be entitled to possession or use of the Collateral (other than Collateral required to be delivered to the Lender pursuant to this Section 4). The cancellation or surrender of any promissory note evidencing the Obligations, upon payment or otherwise, shall not affect the right of the Lender to retain the Collateral for any other of the Obligations. The Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that the Borrower may sell inventory in the ordinary course of Borrower’s business.

(c) Financing Statements. The Borrower shall, at the Lender’s request, at any time and from time to time, execute and deliver to the Lender such financing statements, amendments and other documents and do such acts as the Lender deems necessary in order to establish and maintain valid, attached and perfected security interests in the Collateral in favor of the Lender, for its own benefit and as agent for its affiliates. The Borrower hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the Borrower that (a) indicate the Collateral (i) is comprised of all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the UCC. The Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Lender in any jurisdiction prior to the date of this Agreement. In addition, the Borrower shall make appropriate entries on its books and records disclosing the security interests of the Lender, for its own benefit and as agent for its affiliates, in the Collateral.

(d) Preservation of the Collateral. The Lender may, but is not required, to take such actions from time to time as the Lender deems appropriate to maintain or protect the Collateral. The Lender shall have exercised reasonable care in the custody and preservation of the Collateral if the Lender takes such action as the Borrower shall reasonably request in writing which is not inconsistent with the Lender’s status as a secured party, but the failure of the Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Lender’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, and (ii) not extend to matters beyond the control of the Lender, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Lender that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Lender shall have no responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

(e) Other Actions as to any and all Collateral. The Borrower further agrees to take any other action reasonably requested by the Lender to ensure the attachment, perfection and priority of, and the ability of the Lender to enforce, the security interest of the Lender, for its own benefit and as agent for its affiliates, in any and all of the Collateral including (a) causing the Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the security interest of the Lender, for its own benefit and as agent for its affiliates, in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the security interest of the Lender, for its own benefit and as agent for its affiliates, in such Collateral, (c) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. The Borrower further agrees to indemnify and hold the Lender harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

(f) Collateral in the Possession of a Warehouseman or Bailee. If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, the Borrower shall promptly notify the Lender thereof, and shall use commercially reasonable efforts to obtain a collateral access agreement upon request of the Lender.

(g) Letter-of-Credit Rights. If the Borrower at any time is a beneficiary under a letter of credit now or hereafter issued in favor of the Borrower, the Borrower shall promptly notify the Lender thereof and, at the request and option of the Lender, the Borrower shall, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lender, for its own benefit and as agent for its affiliates, of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Lender, for its own benefit and as agent for its affiliates, to become the transferee beneficiary of the letter of credit, with the Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

(h) Commercial Tort Claims. If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall promptly notify the Lender in writing signed by the Borrower of the details thereof and grant to the Lender, for its own benefit and as agent for its affiliates, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to the Lender, and shall execute any amendments hereto deemed reasonably necessary by the Lender to perfect the security interest of the Lender, for its own benefit and as agent for its affiliates, in such Commercial Tort Claim.

(i) Electronic Chattel Paper and Transferable Records. If the Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Lender agrees with the Borrower that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of control, for the Borrower to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

All capitalized words and phrases used in this Section 4 and not otherwise specifically defined in this Agreement shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

5. WARRANTIES AND REPRESENTATIONS. Borrower and/or Guarantor, as applicable, represent and warrant (which representations and warranties shall be deemed continuing) as follows:

(a) Organization Status. Borrower (i) is duly organized under the laws of the State of Delaware, (ii) is in good standing under the laws of the State of Delaware and Florida (iii) is qualified to do business in the State of Delaware and Florida and (iv) has shares of stock which have been duly and validly issued. Guarantor (i) is duly organized under the laws of the State of Delaware, (ii) is in good standing under the laws of the State of Delaware, (iii) is qualified to do business in the State of Delaware, and (iv) has shares of stock which have been duly and validly issued.

(b) Place of Business. The principal place of business, and the location of all Collateral (other than Inventory) and books and records of the Borrower is set forth in the preamble to this Agreement. The Borrower shall promptly notify the Lender of any change in such location. The Borrower will not remove or permit the Collateral to be removed from such location without the prior written consent of the Lender, except for inventory sold in the usual and ordinary course of the Borrower’s business.

(c) Compliance with Laws. Borrower and Guarantor are in compliance with all laws, regulations, ordinances and orders of all Governmental Authorities. Borrower and Guarantor are not engaged in any activity that is illegal under federal, state or local law.

(d) Accurate Information. All information now and hereafter furnished to Lender is and will be true, correct and complete in all material respects. Any such information relating to Borrower’s and Guarantor’s financial condition has and will accurately reflect such financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower and Guarantor further represent that its financial condition has not changed materially or adversely since the date(s) of such documents, including Borrower’s calculation of EBITDA for fiscal year end 2019.

(e) Authority to Enter into Loan Documents. The Borrower and the Guarantor have full power and authority to enter into the Loan Documents and consummate the transactions contemplated hereby, and the facts and matters expressed or implied in the opinions of its legal counsel are true and correct.

(f) Validity of Loan Documents. The Loan Documents have been approved by those Persons having proper authority, and are in all respects legal, valid and binding according to their terms.

(g) Conflicting Transactions. The consummation of the transaction hereby contemplated and the performance of the obligations of Borrower and Guarantor under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any lease, loan or credit agreement, or other instrument to which Borrower or Guarantor is a party or by which they may be bound or affected.

(h) Pending Litigation. There are no actions, suits or proceedings pending against Borrower, Guarantor or the Collateral, or circumstances which could lead to such action, suits or proceedings against or affecting Borrower, Guarantor or the Collateral, or involving the validity or enforceability of any of the Loan Documents, before or by any Governmental Authority, except actions, suits and proceedings which have been specifically disclosed to and approved by Lender in writing; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

(i) Condition of Collateral. The Collateral is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

(j) Discharge of Liens and Taxes. Borrower and Guarantor are current (or will be current with any Loan proceeds specified for eligible tax payments) on all federal, state, and local taxes, including but not limited to income taxes, payroll taxes, real estate taxes, and sales taxes. Borrower and Guarantor have duly filed, paid and/or discharged all other taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

(k) Sufficiency of Capital. Borrower and Guarantor are not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time.

(l) ERISA. Each employee pension benefit plan, as defined in Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by Borrower or Guarantor meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No “Prohibited Transaction” or “Reportable Event” (as both terms are defined by ERISA) has occurred with respect to any such plan.

(m) No Default. Borrower and Guarantor are not in default in any material respect under any agreement or instrument to which it is a party or by which it may be bound which would individually or in the aggregate have a material adverse effect on the financial condition or business of Borrower or Guarantor.

(n) EBITDA Leverage Condition. Borrower meets the EBITDA leverage condition of the Facility.

(o) Eligible Borrower. Borrower represents and warrants to Lender that Borrower is an Eligible Borrower (as that term is defined under the Facility), and that the Borrower:

(i) is a Business (as defined in the Borrower Certification) that was established prior to March 13, 2020;

(ii) is not an Ineligible Business, as that term is described under 13 CFR 120.110(b)- (j) and (m)-(s), as modified by regulations implementing the Paycheck Protection Program (“PPP”) established by Section 1102 of the CARES Act on or before April 24, 2020;

(iii) when aggregated with its affiliates (in accordance with the Instructions to the Borrower Certification), either: (i) has 15,000 employees or fewer, or (ii) had 2019 annual revenues of $5,000,000,000.00 or less;

(iv) is created or organized in the United States or under the laws of the United States and has significant operations in and a majority of its employees based in the United States, consistent with Section 4003(c)(3)(C) of the CARES Act;

(v) does not and will not also participate in any other Main Street Lending Program loan or the Primary Market Corporate Credit Facility; and

(vi) has not received specific support pursuant to Subtitle A of Title IV of the CARES Act.

(p) Other Indebtedness. Borrower represents and warrants to Lender that, as of the date hereof, (i) the Borrower has other indebtedness, and (ii) the Borrower has obtained any required consents from the lenders of such other indebtedness to enter into this Loan, or such consents have otherwise been waived or no such consents are required.

6. COVENANTS. Borrower and the Guarantor, as applicable, covenant and agree with Lender as follows:

(a) Taxes. Borrower certifies that it has filed or caused to be filed all federal, state and other tax returns which are required to be filed, and have paid or caused to be paid all taxes as shown on said returns or in any manner due to be paid (including, but not limited to, ad valorem and personal property taxes) or on any assessment received by Borrower and not being contested in good faith, to the extent that such taxes have become due.

(b) Notice of Litigation. Borrower shall promptly give Lender written notice of (a) a judgment entered against Borrower, or (b) the commencement of any action, suit, claim, counterclaim or proceeding against or investigation of Borrower which, if adversely determined, would materially adversely affect the business of Borrower, or which questions the validity of this Agreement or the Note, or any other actions or agreements taken or to be made pursuant to any of the foregoing.

(c) Notice of Default. Borrower shall promptly give Lender written notice of any act of default under any agreement with Lender or under any other contract to which Borrower is a party and of any acceleration of indebtedness caused thereby which would have a materially adverse affect to the business of Borrower.

(d) Reports. Borrower shall promptly furnish Lender with copies of all governmental agency, and other special reports pertaining to or affecting Borrower, which would materially adversely affect the business of Borrower.

(e) Change of Control. Borrower and/or the Guarantor shall not have a Change of Control without the prior written approval of the Lender, which approval shall not be unreasonably withheld. Borrower and Guarantor shall at all times comply with the Lender’s standard and customary “know your customer” reviews and clearance in connection with any approved Change of Control.

(f) Ownership of Borrower. Borrower and/or the direct and indirect owners of Borrower are not “Specially Designated Nationals” by the Office of Foreign Asset Control. No owner of twenty (20%) or more of Borrower is (i) incarcerated, on probation or parole; (ii) subject to an indictment, criminal arraignment or any other means of formal criminal charges brought in any jurisdiction; or (iii) convicted of a felony in the last five (5) years.

(g) Change in Fiscal Year. Borrower shall not change its fiscal year without the prior written consent of Lender. Borrower’s fiscal year ends on December 31.

(h) No Sale of Assets. Borrower and Guarantor shall not, during the term of the Loan, transfer any material portion of its respective assets unless such transfer is in the ordinary course of Borrower’s or Guarantor’s business, for fair market value and such fair market value is given to Borrower or Guarantor, in its sole name, and such transfer will not have a material adverse effect on the financial condition of Borrower or Guarantor and/or its ability to perform the obligations hereunder, as determined by Lender in its sole and absolute discretion.

(i) Title to Collateral. Borrower will deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any of the Collateral.

(j) Payment of Debts. Borrower shall pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.

(k) Collection of Insurance Proceeds. Borrower will cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any indebtedness or obligation of Borrower to Lender incurred hereunder.

(l) Further Assurances and Preservation of Security. Borrower will do all acts and execute all documents for the better and more effective carrying out of the intent and purposes of this Agreement, as Lender shall reasonably require from time to time, and will do such other acts necessary or desirable to preserve and protect the Collateral at any time securing or intending to secure the Note, as Lender may require.

(m) No Assignment. Borrower shall not assign this Agreement or any interest therein and any such assignment is void and of no effect. Lender may assign this Agreement and any other Agreements contemplated hereby, and all of its rights hereunder and thereunder, and all provisions of this Agreement shall continue to apply to the Loan. Lender also shall have the right to participate the Loan with any other lending institution.

(n) Access to Books and Records. Borrower shall allow Lender, or its agents, after reasonable prior notice and during reasonable normal business hours, to access Borrower’s books, records and such other documents, and allow Lender, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.

(o) Business Continuity. Borrower shall conduct its business in substantially the same manner and locations as such business is now and has previously been conducted during the term of the Loan.

(p) Insurance.

(A) Borrower shall obtain, maintain and keep in full force and effect during the term of the Loan adequate insurance coverage, with all premiums paid thereon and without notice or demand, with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation:

(i) Public liability insurance insuring against all claims for personal or bodily injury, death, or property damage in an amount of not less than $1,000,000.00 single limit coverage, and $2,000,000.00 in the aggregate. Such policy shall include an additional insured endorsement naming the Lender as loss payee; and

(ii) Insurance in such amounts and against such other casualties and contingencies as may from time to time be required by Lender.

(B) All policies of insurance required hereunder shall: (i) be written by carriers which are licensed or authorized to transact business in the State of Florida, and are rated “A” or higher, Class XII or higher, according to the latest published Best’s Key Rating Guide and which shall be otherwise acceptable to Lender in all other respects, (ii) provide that the Lender shall receive thirty (30) days’ prior written notice from the insurer before a cancellation, modification, material change or non-renewal of the policy becomes effective, and (iii) be otherwise satisfactory to Lender.

(C) Borrower shall not, without the prior written consent of Lender, take out separate insurance concurrent in form or contributing with regard to any insurance coverage required by Lender.

(D) At all times during the term of the Loan, Borrower shall have delivered to Lender the original (or a certified copy) of all policies of insurance required hereby, together with receipts or other evidence that the premiums therefor have been paid.

(E) Not less than thirty (30) days prior to the expiration date of any insurance policy, Borrower shall deliver to Lender the original (or certified copy), or the original certificate, as applicable, of each renewal policy, together with receipts or other evidence that the premiums therefor have been paid.

(F) The delivery of any insurance policy and any renewals thereof, shall constitute an assignment thereof to Lender, and Borrower hereby grants to Lender a security interest in all such policies, in all proceeds thereof and in all unearned premiums therefor.

(q) Subordination of Debt. Borrower will fully subordinate all of the Borrower’s debts owed to third parties, including, without limitation, officers, employees, stockholders, and affiliates, upon terms and conditions acceptable to Lender, other than Permitted Debt which is not expressly required to be subordinated.

(r) Indemnification. Borrower and Guarantor hereby indemnify and hold Lender, its directors, officers, agents, employees and attorneys harmless from and against any liability, loss, expenses, damage of any nature, and claims, including, without limitation, brokers’ claims, arising in connection with the Loan, except for any liabilities, losses, expenses, damages and claims arising out of Lender’s breach of contract, bad faith, gross negligence or willful misconduct.

(s) Indebtedness. During the term of the Loan, Borrower shall not incur, create, assume or permit to exist any indebtedness or liability on account of advances or deposits, any indebtedness or liability for borrowed money, any indebtedness constituting the deferred purchase price of any property or assets, any indebtedness owed under any conditional sale or title retention agreement, contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations without the prior written approval of Lender, except for Permitted Debt.

(t) Liens. Borrower will not, nor will it permit any subsidiary to, create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, securing any debt for borrowed money or any obligations evidenced by a bond, debenture, note, loan agreement or other similar instrument, or any guarantee of the foregoing, other than Permitted Liens.

(u) Cancellation or Reduction of Lines of Credit. Borrower will not seek to cancel or reduce any of its committed lines of credit with the Lender or any other lender until (i) the Loan is repaid in full or (ii) neither the SPV nor a Governmental Assignee holds an interest in the Loan in any capacity.

(v) Solvency and Bankruptcy. The Borrower has a reasonable basis to believe that, as of the date of origination of the Loan, and after giving effect to such Loan, the Borrower has the ability to meet its financial obligations for at least the next ninety (90) days and does not expect to file for bankruptcy during that time period.

(w) Compensation, Stock Repurchase, and Capital Distribution Restrictions. The Borrower will follow compensation, stock repurchase, and capital distribution restrictions that apply to direct loan programs under Section 4003(c)(3)(A)(ii) of the CARES Act, including, without limitation:

(i) Until twelve (12) months after the Loan has been repaid, Borrower shall not buyback stock of equity securities listed on a national securities exchange of Borrower or a parent of Borrower (exceptions for contractual obligations entered in to prior to March 27, 2020);

(ii) Borrower shall not make dividend payments or capital distributions on common stock of Borrower (except that an S-corporation or other tax pass-through entity that is a Borrower may make distributions to the extent reasonably required to cover its owners’ tax obligations in respect of the entity’s earnings); and

(iii) From the date hereof until twelve (12) months after the Loan has been repaid, Borrower shall comply with the compensation limits set out in Section 4004 of the CARES Act.

(x) Eligible To Participate in the Facility. The Borrower is eligible to participate in the Facility, including in light of the conflicts of interest prohibition in Section 4019(b) of the CARES Act. In addition, Borrower certifies to Lender that it has not obtained, and will not obtain, (i) another loan under the Facility, (ii) any other Main Street Lending Program loan, or (iii) a Primary Market Corporate Credit Facility.

(y) Payroll Maintenance and Employee Retention. The Borrower will make commercially reasonable efforts to maintain its payroll and retain its employees during the time the Loan is outstanding.

(z) Priority of Loan. At the time of origination of the Loan and at all times during the term of the Loan, the Loan shall be senior to, or pari passu with, in terms of priority and security, the Borrower’s other loans or debt instruments, other than Mortgage Debt.

(aa) Repayment of Other Indebtedness. Borrower will not repay the principal balance of, or pay any interest on, any debt unless the principal or interest payment is mandatory and due, until (i) the Loan is repaid in full or (ii) neither the SPV nor a Governmental Assignee holds an interest in the Loan in any capacity, provided that Borrower may, at the time of origination of the Loan, refinance existing debt owed by the Borrower to a lender that is not the Lender.

With respect to debt that predates the Loan, principal and interest payments are “mandatory and due”: (i) on the future date upon which they were scheduled to be paid as of the date of origination of the Loan, or (ii) upon the occurrence of an event that automatically triggers mandatory prepayments under a contract for indebtedness that the Borrower executed prior to the date of origination of the Loan, except that any such prepayments triggered by the incurrence of new debt can only be paid (i) if such prepayments are de minimis, or (ii) under the Facility at the time of origination of the Loan.

For the avoidance of doubt, Borrower may continue to pay, and Lender may request that Borrowers pay, interest or principal payments on outstanding debt on (or after) the payment due date, provided that the payment due date was scheduled prior to the date of origination of the Loan. Borrower may not pay, and Lender may not request that Borrower pay, interest or principal payments on such debt ahead of schedule during the life of the Loan, unless required by a mandatory prepayment clause as specifically permitted above.

For future debt incurred by the Borrower in compliance with the terms and conditions of the Facility, principal and interest payments are “mandatory and due” on their scheduled dates or upon the occurrence of an event that automatically triggers mandatory prepayments.

As to repayment of a loan owed to an owner or to an affiliate of the Borrower, such repayment shall be allowed provided that the loan is a bona fide loan and repayment is made when mandatory and due. A loan owed to an owner or to an affiliate of the Borrower shall be considered “bona fide” if (i) it is a written instrument with a stated interest rate, a stated maturity date, and terms that are at least as favorable to the Borrower as market terms for similar loans at the time of origination; (ii) such owner or affiliate of the Borrower has a reasonable expectation of repayment, including that payments on the loan are not deferred; (iii) the debt is enforceable under state law; and (iv) such owner or affiliate of the Borrower has remedies upon default (e.g., a security interest or position with respect to other creditors).

Borrower hereby acknowledges and agrees that Lender may require, in its sole and absolute discretion, additional documentation from Borrower relating to any loan owed to an owner or to an affiliate of the Borrower, including, without limitation, promissory notes or other evidence of such debt, as well as affidavits or certifications from Borrower, in order to confirm that such loan is bona fide.

(bb) Refinancing of Existing Debt. Any existing debt owed by the Borrower to a lender that is not the Lender that is to be refinanced with Loan proceeds shall be repaid in accordance with the terms and conditions set forth in the Borrower Certification, the Facility and the CARES Act, and if such debt is owed to an owner or to an affiliate of the Borrower, then it may only be refinanced with Loan proceeds if it is deemed bona fide, as more particularly described in Section 6(aa) above.

(cc) Mandatory Prepayment. If, on any date (such date, a “Trigger Date”), the Board of Governors of the Federal Reserve System or a designee thereof has, after consultation with Lender, notified Lender in writing that the Borrower has materially breached, made a material misrepresentation with respect to or otherwise failed to comply with certifications in Section 2 (CARES Act Borrower Eligibility Certifications and Covenants) or Section 3 (FRA and Regulation A Borrower Eligibility Certifications) of the Borrower Certification in any material respect or that any such certification has failed to be true and correct in any material respect, then Lender shall promptly so notify the Borrower and the Borrower shall, no later than two (2) business days after such Trigger Date, prepay the Loan in full, along with any accrued and unpaid interest thereon.

(dd) Compliance with Borrower Certification, the Facility and the CARES Act. At all times during the term of the Loan, Borrower shall comply with all other covenants, terms and conditions set forth in the Borrower Certification, the Facility and/or the CARES Act.

(ee) Cooperation Agreement. In the event any of the documents evidencing and/or securing the Loan between Borrower and Lender are misstated or inaccurately reflect the agreed upon, true and correct terms and provisions of the Loan and said misstatements or inaccuracies are due to the unilateral mistake on the part of Lender, mutual mistake on the part of Lender and/or Borrower, or clerical error, then in such event Borrower shall, upon reasonable request by Lender, and in order to correct such misstatement or inaccuracy, or to comply with the

Facility requirements or in Lender’s reasonable opinion, more accurately evidence the Loan, execute such new documents or initial such corrected original documents as Lender may deem reasonably necessary to remedy said inaccuracy or mistake or to comply with the Facility requirements or in Lender’s reasonable opinion, more accurately evidence the Loan.

(ff) Fees and Expenses. Upon (i) the funding of the Loan, Borrower shall pay to SPV a transaction fee in the amount of $500,000.00 in connection with the Loan, and (ii) the closing of the Loan, Borrower shall pay to Lender an origination fee in the amount of $500,000.00 in connection with the Loan. At Borrower’s option, the foregoing fees can be deducted from the Loan proceeds at closing. In addition to the foregoing fees, Borrower agrees to pay all other fees and expenses incurred by Lender in connection with the Loan, as more particularly described in Section 3 above, which shall include, but not be limited to, the legal fees and costs of Lender’s counsel.

(gg) Facility Commitment Letter. Borrower hereby acknowledges and agrees that Lender shall be under no obligation to close and fund the Loan until the Lender has received a commitment letter (the “Commitment Letter”) from SPV that it will purchase a participation interest in the amount of $47,500,000.00 of the aggregate principal amount of the Loan under the Facility in accordance with the terms and guidelines of the Facility.

7. FINANCIAL AND REPORTING REQUIREMENTS.

(a) Depository Relationship. At all times during the term of the Loan, the Borrower shall maintain with Lender (i) its primary depository account(s), including its primary Operating Account(s), and (ii) its primary Treasury Management Services. As used herein, “Operating Account(s)” shall mean bank accounts that facilitate the collection of sales, including accounts receivable, and the payment of expenses and payroll disbursements; and “Treasury Management Services” shall mean commercial banking platforms that facilitate the origination of wire transfers and ACH transactions, the transfer of funds between accounts, positive pay decisioning, remote capture of check deposits and/or other electronic banking services. The Operating Accounts must be opened and the Treasury Management Services established prior to closing or funding of the Loan. In addition, at all times during the term of the Loan, Borrower shall maintain a minimum deposit ledger balance with Lender in an amount equal to the lesser of (i) $3,000,000.00 or (ii) fifteen percent (15%) of the outstanding principal balance of the Loan (based on the principal balance in effect as of the end of each applicable quarter) (the “Minimum Deposit Relationship”), to be tested and applied on a quarterly basis. Failure to maintain the Minimum Deposit Relationship will result in a fee payable to Lender equal to two percent (2%) per annum of the amount of the deficiency (the “Deficiency Fee”), which Deficiency Fee shall be charged automatically without any notice to Borrower. The Deficiency Fee shall not be deemed to be or constitute additional interest under the Loan, as it relates specifically and directly to the required deposit balances. In the event Borrower fails to maintain the required Minimum Deposit Relationship and the Deficiency Fee becomes due and payable by Borrower, Lender shall be entitled to either (i) setoff against the Borrower’s accounts held with Lender in order to collect the Deficiency Fee without the requirement of notice, or (ii) send a written demand to Borrower that the Deficiency Fee be paid within ten (10) days of written notice thereof. At Lender’s sole discretion, the Minimum Deposit Relationship may be satisfied not only with Borrower accounts, but also with accounts maintained with Lender by Guarantor or any accounts owned or controlled by the Borrower or Guarantor (collectively, the “Related Accounts”). To the extent such Related Accounts are included in the calculation of the Minimum Deposit Relationship, Lender may exercise its right of setoff against any such Related Accounts along with any Borrower accounts.

(b) Borrower’s Annual Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year, Borrower shall provide Lender with an annual financial statement prepared on a consolidated basis in accordance with GAAP, with comparable information for the year to date and the immediately preceding fiscal year, all certified (as to the consolidated financial statements) by a recognized firm of certified public accountants. In addition, as soon as available, but in any event within sixty (60) days after the end of each fiscal year of the Borrower, (i) the Borrower shall deliver to the Lender financial reporting applicable for the Facility, in a form and substance reasonably acceptable to the Lender, setting forth the financial information, and where applicable reasonably detailed calculations of the required data, set forth in Appendix C to the FAQs as at the end of such fiscal year of the Borrower, which financial reporting and calculations, in each case, shall be true and accurate in all material respects and, where applicable, present fairly in all material respects the financial condition of the Borrower for the period covered thereby in accordance with GAAP, consistently applied, and (ii) such supporting documentation as Lender reasonably requests.

(c) Borrower’s Quarterly Financial Reporting Requirements. As soon as available, but in any event within sixty (60) days after the end of each fiscal quarter of the Borrower, (i) the Borrower shall deliver to the Lender financial reporting applicable for the Facility, in a form and substance reasonably acceptable to the Lender, setting forth the financial information, and where applicable reasonably detailed calculations of the required data, set forth in Appendix C to the FAQs as at the end of such fiscal quarter of the Borrower, which financial reporting and calculations, in each case, shall be true and accurate in all material respects and, where applicable, present fairly in all material respects the financial condition of the Borrower for the period covered thereby in accordance with GAAP, consistently applied, and (ii) such supporting documentation as Lender reasonably requests.

(d) Guarantor’s Financial Statements. Within sixty (60) days after the end of each fiscal year, Guarantor shall supply Lender with (i) an annual management-prepared financial statement for the prior fiscal year in form acceptable to Lender in its sole and absolute discretion, and(ii) such supporting documentation as Lender reasonably requests.

(e) Tax Returns. Within thirty (30) days of filing, Borrower and Guarantor shall supply Lender with a copy of its respective annual federal income tax returns, including, without limitation, K-1 statements for all Partnerships and Sub Chapter S Corporations, or, if an extension is filed for any tax return, within thirty (30) days after any permitted extension date.

(f) Changes to Financial Reporting Requirements. Lender may, in its sole and absolute discretion, upon written notice to the Borrower and/or Guarantor, do the following: (i) change the financial reporting requirements applicable to the Borrower and/or Guarantor with respect to the Facility in accordance with any changes made to the financial reporting requirements of the Federal Reserve set forth on Appendix C to the FAQs attached hereto as Exhibit “A”, (ii) change the frequency of delivery of the financial statements and reports required to be provided to Lender by Borrower and/or Guarantor hereunder, (iii) change the method of preparation for the financial statements required to be provided to Lender by Borrower and/or Guarantor hereunder, or (iv) require Borrower and/or Guarantor to provide additional financial statements, reports, or information regarding the Collateral, or the operation, business affairs or financial condition of Borrower and Guarantor. In the event that Lender notifies the Borrower and/or Guarantor of a change to the financial reporting requirements hereunder, Borrower and Guarantor agree (i) to execute any and all documentation required by Lender to acknowledge such change, and (ii) to comply with Lender’s request for the revised and/or additional financial reporting requirements.

(g) Form of Financial Statements. The form and content of each financial statement as required above, shall be acceptable to Lender in its sole discretion, shall be certified by each party to be correct and complete, and shall include a complete description of all contingent liabilities, including, without limitation, all indebtedness guaranteed.

For ease of reference and for the convenience of the parties, Appendix C to the FAQs is attached to this Agreement as Exhibit “A” and is incorporated by reference as if fully set forth herein.

8. DEFAULT. Upon the occurrence of any of the following events (each an “Event of Default” and collectively, the “Events of Default”), Lender may at its option exercise any of its remedies set forth herein:

(a) Borrower fails to perform any obligation under the Note when due, whether on the scheduled due date or upon acceleration, maturity or otherwise; or

(b) Borrower fails to perform any other obligation under the Loan Documents beyond any applicable notice and cure periods; or

(c) Borrower fails to perform any obligations under this Agreement (other than the items set forth in subsection (d) through (q) below for which there will be no grace periods other than as specifically stated therein) and such failure continues for thirty (30) days after written notice thereof shall have been given to Borrower, provided that if such breach cannot reasonably be cured within such thirty (30) day period and Borrower shall commence to cure such breach with such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure same, the thirty (30) day period shall be extended for so long as it shall reasonably require Borrower in the exercise of its best efforts to cure such breach, it being agreed that no such extension shall be for a period in excess of sixty (60) days after written notice of such breach; or

(d) Borrower and/or Guarantor fails to pay or perform any other obligation, liability or indebtedness to any other party beyond the expiration of any applicable notice and cure period; or

(e) A “Default” or an “Event of Default” (as defined in each respective document) occurs (beyond any applicable notice and cure period) under any of the Loan Documents; or

(f) If any warranty or representation made by Borrower in this Agreement or pursuant to the terms hereof shall at any time be false or misleading in any material respect, or if Borrower shall fail to keep, observe or perform any of the terms, covenants, representations or warranties contained in this Agreement, the Note or any other document given in connection with the Loan, or is unwilling to meet its obligations thereunder; or

(g) The dissolution of, termination of existence of, loss of good standing status by Borrower, its subsidiaries or affiliates, if any, or any party to the Loan Documents; or

(h) Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, and, in the case of any involuntary proceeding, such proceeding is not discharged within ninety (90) days of the filing thereof; or

(i) Guarantor becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, and, in the case of any involuntary proceeding, such proceeding is not discharged within ninety (90) days of the filing thereof; or

(j) The entry of a judgment against Borrower or Guarantor which Lender deems to be of a material nature, in Lender’s sole discretion; or

(k) The seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of Borrower or Guarantor; or

(l) A material alteration in the kind or type of Borrower’s prospects or business, financial or otherwise, or in the financial condition of the Borrower or Guarantor, is made without the prior written consent of Lender; or

(m) (i) Borrower, Guarantor or any subsidiary of Borrower shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than the Loan) owing to the Lender or any commonly controlled affiliate of the Lender, in each case beyond the applicable grace period with respect thereto, if any; or (ii) Borrower, Guarantor or any subsidiary of Borrower shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure to make a payment, default or other event described in clause (i) or (ii) is to cause such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness. As used in this Section 8(m), “Indebtedness” shall mean all debt for borrowed money and any obligations evidenced by a bond, debenture, note, loan agreement or other similar instrument, and any guarantee of any of the foregoing; or

(n) A Change of Control occurs; or

(o) The failure of Borrower or Guarantor to timely provide any of the information as required in Section 7 above; or

(p) The failure of the Borrower’s business to materially comply with any law or regulation controlling its operation; or

(q) The failure of Borrower to comply with the terms and conditions of Section 6(t) through Section 6(dd), or any other terms and conditions of the Borrower Certification, the Facility or the CARES Act.

9. REMEDIES OF LENDER. Upon the happening of an Event of Default, then Lender may, at its option, upon written notice to Borrower:

(a) Commence an appropriate legal or equitable action to enforce performance of this Agreement;

(b) Accelerate the payment of the Note and the Loan, apply all or any portion of any equity funds toward payment of the Loan, and commence appropriate legal and equitable action to collect all such amounts due Lender; or

(c) Exercise any other rights or remedies Lender may have under the Loan Documents referred to in this Agreement or executed in connection with the Loan or which may be available under applicable law.

10. GENERAL TERMS. The following shall be applicable throughout the period of this Agreement or thereafter as provided herein:

(a) Rights of Third Parties. All conditions of the Lender hereunder are imposed solely and exclusively for the benefit of Lender and its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will make advances in the absence of strict compliance with any or all thereof, and no other Person shall, under any circumstances, be deemed to be a beneficiary of this Agreement or the Loan Documents, any provisions of which may be freely waived in whole or in part by the Lender at any time if, in its sole discretion, it deems it desirable to do so.

(b) Borrower is not Lender’s Agent. Nothing in this Agreement, the Note or any other Loan Document shall be construed to make the Borrower the Lender’s agent for any purpose whatsoever, or the Borrower and Lender partners, or joint or co-venturers, and the relationship of the parties shall, at all times, be that of debtor and creditor.

(c) Loan Expense/Enforcement Expense. Borrower agrees to pay to Lender on demand all reasonable costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Agreement, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees and costs, whether or not suit is filed or other proceedings are initiated hereon.

(d) Evidence of Satisfaction of Conditions. Lender shall, at all times, be free independently to establish to its good faith and satisfaction, and in its absolute discretion, the existence or nonexistence of a fact or facts which are disclosed in documents or other evidence required by the terms of this Agreement.

(e) Headings. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and shall not limit or otherwise affect any of the terms hereof.

(f) Invalid Provisions to Affect No Others. If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect. In addition, if any clause or provision herein contained is deemed to violate the governmental restrictions affecting the Facility, then the portion of such clause that violates the terms of the Facility shall be deemed void ab initio, as though not contained herein, and the remainder of the terms and conditions of this Agreement shall remain operative and in full force and effect.

(g) Application of Interest to Reduce Principal Sums Due. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the Loan or any other amounts due Lender hereunder.

(h) Governing Law. The laws of the State of Florida shall govern the interpretation and enforcement of this Agreement.

(i) Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the others and shall apply jointly and severally.

(j) Prior Agreement. To the extent necessary, this Agreement shall be deemed to be an amendment to any prior loan agreement between Borrower and Lender, and in the event of a conflict between the terms of this Agreement or any such prior agreement, the terms of this Agreement shall govern.

(k) Waiver. If Lender shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver and shall never be construed as such; and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions. Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated, except by instrument in writing signed by the parties hereto.

(l) Notices. All notices from the Borrower to Lender and Lender to Borrower required or permitted by any provision of this Agreement shall be in writing and sent by registered or certified mail or nationally recognized overnight delivery service and addressed as follows:

TO LENDER:	CITY NATIONAL BANK OF FLORIDA
100 S.E. 2nd Street, 13th Floor
Miami, Florida 33131
Attention: Legal Department

TO BORROWER:	VENUS CONCEPT USA INC.
1880 N. Commerce Parkway, Suite 2
Weston, Florida 33326
Attention: Domenic Della Penna

Such addresses may be changed by such notice to the other party. Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice.

(m) Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their heirs, legal representatives, successors and assigns.

(n) USA Patriot Act Notice. Lender hereby notifies Borrower and Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower and Guarantor, which information includes the name and address of Borrower and Guarantor and other information that will allow Lender to identify Borrower and Guarantor in accordance with the Act.

(o) Counterparts, Facsimiles and Electronic Signatures. This Agreement may be executed in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by facsimile by such party to the other party hereto shall be binding on the sending party when such facsimile is sent, and such sending party shall within ten (10) days thereafter deliver to the other parties a hard copy of such executed counterpart containing the original signature of such party or its authorized representative. This Agreement may be executed and delivered by electronic signature, and such electronic signature(s) shall be deemed an original signature for purposes of this Agreement and all matters related thereto, with such electronic signature(s) having the same legal effect as an original signature.

(p) No Marshaling. The Lender shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

(q) WAIVER OF JURY TRIAL. LENDER, BORROWER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT TO BE CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

(r) Consent to Jurisdiction; Forum. Borrower and Guarantor hereby irrevocably submit generally and unconditionally for themselves and in respect of their property to the jurisdiction of any state court or any United States federal court sitting in Miami-Dade County, Florida. Borrower and Guarantor hereby irrevocably waive, to the fullest extent permitted by law, any objection that Borrower and/or Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower and Guarantor hereby agree and consent that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Loan Agreement may be made by certified or registered mail, return receipt requested, directed to Borrower and/or Guarantor, as applicable, at its address for notice set forth in this Loan Agreement, or at a subsequent address of which Lender received actual notice from Borrower and/or Guarantor, as applicable, in accordance with the notice section of this Loan Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Borrower and/or Guarantor in any other court or jurisdiction.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed on the date first above written.

BORROWER:

VENUS CONCEPT USA INC., a Delaware corporation

By:	/s/ Domenic Serafino
Domenic Serafino, President

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:	/s/ Gregory Mangram
Gregory Mangram, Senior Vice President

JOINDER OF GUARANTOR

The undersigned, as Guarantor, hereby joins in and consents to the foregoing Loan and Security Agreement.

VENUS CONCEPT INC., a Delaware corporation

By:	/s/ Domenic Serafino
Domenic Serafino, Chief Executive Officer

Exhibit “A”

Appendix C to the FAQs: Required Financial Reporting

[see attached]